LOAN AGREEMENT

This Agreement made as of the 27th day of April, 2005

BETWEEN:

Address: ALONZO B. LEAVELL
P.O Box 54
Gooding, ID 83330

(hereinafter referred to as the "Lender")

OF THE FIRST PART

AND MAVERICK MINERALS CORPORATION
1475 Ridgeview Drive, Suite 220
Reno, Nevada 89509

Address:

(hereinafter referred to as the "Borrower")

OF THE SECOND PART

WHEREAS:

(A) The Borrower agrees to borrow from the Lender and the Lender agrees to lend to the Lender the principal sum of ($49,000) U.S. Dollars (the "Principal Sum");

(B) The parties hereto wish to set out the terms of the loan and repayment thereof.

THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows:

1. <u>The Loan</u>

a. The Borrower hereby acknowledges itself indebted to the Lender in the amount of the Principal Sum. The Principal sum shall be non-interest bearing for a period of 12 months provided the borrower meets all the requirements provided for under 'Repayment' failing which interest shall be calculated at the rate of nine percent (9%) per annum and interest shall be calculated from April 27th, 2005. The rate of interest payable after the first 12 months of the term, provided the Principal Sum has not been repaid prior thereto shall be nine percent (9%) per annum calculated from the 27th day of April 27, 2006.

2. Repayment

a. The Borrower shall repay the principal amount together with any other consideration that may be mutually agreed to between the parties.

b. The Borrower shall have the right to prepay all or any portion of the Principal Sum from time to time to the Lender as the Borrower may, in consultation with the lender, determine.

c. The Principal Sum hereunder shall become fully due and payable together with all accrued and unpaid interest on April 27th, 2006.

3. Events of Default

An Event of Default shall mean any one of the following:

(a) Principal - If the Borrower shall fail to pay on or before the Maturity Date the principal sum and all accrued and unpaid interest.

(b) Other Amount - If the Borrower shall fail to pay any other consideration agreed to for the loan proceeds.

(c) Performance - If the Borrower shall default in the performance of or compliance of any other term, condition, representation or covenant contained in this Agreement;

(d) Bankruptcy - If a bankruptcy or similar petition with respect to the bankruptcy, insolvency or other liquidation of the Borrower is presented or filed against it.

4. Remedy

Upon the occurrence of any one (1) or more Events of Default, all indebtedness of the Borrower to the Lender hereunder shall, at the option of the Lender become immediately due and payable upon demand, and the Borrower expressly waives presentation, protest or other notice of any kind and at the option of the Lender the Borrower shall upon request transfer and deliver "the securities" to the Lender.

5. Waiver

No failure or delay on the part of the Lender in exercising any right or privilege hereunder or the waiver as to any event of default hereunder will not preclude further or other exercise by the Lender of any right, power or privilege hereunder or extend or reply to any further event of default.

6. Notice

Any notice to be given hereunder may be effectively given by delivering the same at the addresses set forth above or by sending the same by prepaid registered mail to the Lender or the Borrower at such addresses. Any notice given by prepaid mail shall be deemed to have been received four (4) days after the mailing thereof. Any party may from time to time notify the other party hereto in accordance with the provisions hereof, of a change of address which thereafter until changed by like notice shall be the address of such party for all purposes of this Agreement.

7. Survival

This Agreement shall continue in full force and effect so long as any amount is owed to the Lender hereunder and all agreements, representations, warranties and covenants of the Borrower made herein, or in any other document delivered by or on behalf of the Borrower pursuant to the provisions hereof shall be deemed to have been relied upon by the Lender.

8. Successors and Assigns

This Agreement shall be binding upon and enure to the benefit of the Lender, the Borrower and their respective heirs, executors, administrators, representatives, successors and assigns.

9. Law

This Agreement and the Security shall be governed by and construed in accordance with the laws of the State of Idaho.

10. Conversion

The lender may elect, at his sole discretion, to convert any or all of the outstanding amount of the loan, from time to time, into common stock of Maverick Minerals Corporation at a conversion rate of $0.06 per share. Conversion may be effected by delivering to Maverick Minerals an executed copy of the attached Conversion Notice.

Dated this 27th day of April, 2005.

SIGNED, SEALED & DELIVERED
in the presence of

Judy Kenny

Alonzo B. Leavell

Alonzo B. Leavell

Maverick Minerals Corporation

BY: ROBERT KINLOCH

Name: PRESIDENT

Title:

I have the authority to bind the Corporation

CONVERSION NOTICE

TO:

Mr. Robert Kinloch
Maverick Minerals Corporation

Fax Number: 306-343-0883

Dear Sir:

Please arrange to convert my outstanding loan to Maverick Minerals Corporation, in the amount of $ 49,000 into 816,667 common shares of Maverick Minerals pursuant to Paragraph 10 of our loan agreement dated April 27, 2005.

[signature]
Alonzo B. Leavell

7/25/05
date